EXHIBIT 23.1

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Geotek Communications, Inc. on Form S-3 (Nos. 33-49548, 33-55506, 33-57530, 33-61034, 33-72820, 33-78540, 33-85296, 33-62073, 33-62327, 33-64117, 33-64533,
333-2849, 333-8731 and 333-21199), on Form S-4 (No 33-62333) and on Form S-8
(No. 33-67144) of our report, which includes a reference to the report of other auditors and includes an explanatory paragraph as to Geotek Communications, Inc.'s ability to continue as a going concern, dated March 16, 1998, on our audits of the consolidated financial statements and the consolidated financial statement schedule of Geotek Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.



                                                     COOPERS & LYBRAND L.L.P.

New York, New York
March 16, 1998